                                                                    Exhibit 7.2









-------------------------------------------------------------------------------



                             TEMBEC INDUSTRIES INC.,
                                     Issuer,

                                  TEMBEC INC.,
                                   Guarantor,

                                  HSBC BANK USA
                                     Trustee



                          First Supplemental Indenture
                           Dated as of March 14, 2003


                      8.625% Senior Notes due June 30, 2009



-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----


         RECITALS OF THE COMPANY.........................................................................1


                                                        ARTICLE ONE
                                  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.................................................................................2
         "Additional Note" and "Additional Notes"........................................................2
         "Additional Guarantee"..........................................................................3
         "Applicable Procedure"..........................................................................3
         "Depositary"....................................................................................3
         "DTC"...........................................................................................3
         "Exchange Additional Notes".....................................................................3
         "Exchange Offer"................................................................................3
         "Exchange Registration Statement"...............................................................3
         "First Supplemental Indenture"..................................................................3
         "Guaranteed Obligations"........................................................................3
         "Indenture".....................................................................................3
         "Initial Additional Notes"......................................................................3
         "Note" or "Notes"...............................................................................4
         "Original Indenture"............................................................................4
         "Private Placement Legend"......................................................................4
         "Registration Default"..........................................................................4
         "Registration Default Period"...................................................................4
         "Registration Rights Agreement".................................................................4
         "Registration Statement"........................................................................4
         "Regulation S"..................................................................................4
         "Shelf Registration Statement"..................................................................4
SECTION 102. Other Definitions...........................................................................4
SECTION 103. Terms Defined in the Original Indenture.....................................................4
SECTION 104. Provisions of the Original Indenture........................................................5
SECTION 105. Effect of First Supplemental Indenture......................................................5
SECTION 106. Effect of Headings and Table of Contents....................................................5
SECTION 107. Successors and Assigns......................................................................5
SECTION 108. Severability Clause.........................................................................5
SECTION 109. Benefits of First Supplemental Indenture....................................................5
SECTION 110. Governing Law...............................................................................6
SECTION 111. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.........................6

                                               ARTICLE TWO
                                                NOTE FORMS

SECTION 201. Forms Generally.............................................................................7
SECTION 202. Restrictive Legend and Form of Additional Notes and Additional Guarantee....................8



SECTION 203. Form of Trustee's Certificates of Authentication...........................................16

                                              ARTICLE THREE
                                                THE NOTES

SECTION 301. Title and Terms...........................................................................17
SECTION 302. Exchange..................................................................................17
SECTION 303. Book-Entry Provisions for Global Additional Notes.........................................18
SECTION 304. Special Transfer Provisions...............................................................19

                                               ARTICLE FOUR
                                       TEMBEC ADDITIONAL GUARANTEE

SECTION 401. Guarantee.................................................................................22
SECTION 402. Obligations of the Company Unconditional..................................................24
SECTION 403. Ranking of Guarantee......................................................................24

                                               ARTICLE FIVE
                                              MISCELLANEOUS

SECTION 501. The Trustee...............................................................................24
EXHIBIT A-1  [FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM RESTRICTED GLOBAL
                     ADDITIONAL NOTE TO REGULATION S GLOBAL ADDITIONAL NOTE]
EXHIBIT A-2  [FORM OF CERTIFICATE FOR TRANSFER OR EXCHANGE AFTER TWO YEARS]


                  FIRST SUPPLEMENTAL INDENTURE dated as of March 14, 2003 among TEMBEC INDUSTRIES INC., a corporation duly continued and existing under the Canada Business Corporations Act (herein called the "Company"), having its principal office at 800 Rene-Levesque Boulevard West, Montreal, Quebec H3B 1X9, TEMBEC INC., a corporation duly organized and existing under the laws of the Province of Quebec (herein called the "Guarantor"), having its principal office at 800 Rene-Levesque Boulevard West, Montreal, Quebec H3B IX9, and HSBC BANK USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company, the Guarantor and the Trustee have entered into an indenture dated as of April 6, 1999 (the "Original Indenture"), in relation to the issuance of U.S.$250,000,000 aggregate principal amount of the Company's 8.625% Senior Notes due June 30, 2009 (the "Initial Notes"), issued in the form of a registered global note (the "Original Global Note") registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") and held by the Trustee, as custodian of the Original Global Note for DTC;

                  WHEREAS, pursuant to Section 301 of the Original Indenture and pursuant to the provisions of the Initial Notes, the Company may, from time to time, without notice to or the consent of the registered holders of the Initial Notes, create and issue additional notes ranking pari passu with the Initial Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes) so that such additional notes shall form a single series of Notes together with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;

                  WHEREAS, the Company has duly authorized the creation of and issuance of U.S.$100,000,000 aggregate principal amount of its 8.625% Senior Notes due June 30, 2009 (the "Initial Additional Notes") and a like amount of 8.625% Senior Notes due June 30, 2009 to be provided in exchange for the Initial Additional Notes in a registered exchange offer (the "Exchange Additional Notes" and, together with the Initial Additional Notes, the "Additional Notes") of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture;

                  WHEREAS, the Company has complied with Article Nine of the Original Indenture in the issuance of Additional Notes; and

                  WHEREAS, the Guarantor indirectly owns beneficially and of record 100% of the capital stock of the Company; the Guarantor and the Company are members of the same consolidated group of companies; the Guarantor will derive direct and indirect economic benefit from the issuance of the Additional Notes; accordingly, the Guarantor has consented to, and duly authorized the execution and delivery of, this First Supplemental Indenture to provide for the Additional Guarantee with respect to the Additional Notes as set forth in this First Supplemental Indenture.

                  WHEREAS, all things necessary have been done to make the Additional Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantee, when executed by the Guarantor and delivered hereunder, the valid obligation of the Guarantor, and to make this First Supplemental Indenture a valid agreement of the Company and the Guarantor, each in accordance with their respective terms.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Additional Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Additional Notes, as follows:

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 101.  Definitions.

                  For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) the words "include", "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation"; and

                  (f) the words "amendment" or "refinancing" as used herein shall be deemed in each case to refer to any amendment, renewal, extension, substitution, refinancing, restructuring, restatement, replacement, supplement or other modification, as the case may be, of any instrument or agreement; the words "amended" or "refinanced" shall have a correlative meaning.

                  "Additional Note" and "Additional Notes" have the meaning set forth in the third recital of this First Supplemental Indenture and more particularly means any Additional Notes authenticated and delivered under this First Supplemental Indenture. For all purposes of this First Supplemental Indenture, the term "Additional Notes" shall include any Exchange Additional Notes to be issued and exchanged for any Initial Additional Notes in accordance with the Exchange Offer as provided for in the Registration Rights Agreement and this First Supplemental Indenture.

                  "Additional Guarantee" means the guarantee by the Guarantor of the Guaranteed Obligations as set forth in Article Four of this First Supplemental Indenture.

                  "Agent Member" means any members of, or participants in, the Depositary.

                  "Applicable Procedures" means applicable procedures of the Depositary.

                  "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as a Depositary for the Global Notes. The Company has initially appointed DTC as the Depositary.

                  "DTC" has the meaning specified in the first recital of this First Supplemental Indenture.

                  "Exchange Additional Notes" has the meaning stated in the third recital of this First Supplemental Indenture and refers to any Exchange Additional Notes containing terms identical in all material respects to the Initial Additional Notes that are issued and exchanged for the Initial Additional Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this First Supplemental Indenture.

                  "Exchange Offer" means the offer by the Company to the Holders of the Initial Additional Notes to exchange all of the Initial Additional Notes for Exchange Additional Notes, as provided for in the Registration Rights Agreement.

                  "Exchange Registration Statement" means the Exchange Registration Statement as defined in the Registration Rights Agreement.

                  "First Supplemental Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Guaranteed Obligations" has the meaning specified in Article Four hereof.

                  "Indenture" means the Original Indenture, as supplemented by this First Supplemental Indenture.

                  "Initial Additional Notes" has the meaning set forth in the third recital of this First Supplemental Indenture.

                  "Initial Notes" has the meaning set forth in the first recital of this First Supplemental Indenture.

                  "Note" or "Notes" means the Initial Notes together with the Additional Notes.

                  "Original Global Note" has the meaning set forth in the first recital of this First Supplemental Indenture.

                  "Original Indenture" has the meaning set forth in the first recital of this First Supplemental Indenture.

                  "Private Placement Legend" means the restrictive legend on the Initial Additional Notes set forth in Section 202 hereof.

                  "Registration Default" has the meaning set forth in the Registration Rights Agreement.

                  "Registration Default Period" has the meaning set forth in
Section 203.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement between the Company and Goldman, Sachs & Co. dated as of March 14, 2003 relating to the Additional Notes.

                  "Registration Statement" means either an Exchange Registration Statement or a Shelf Registration Statement.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Restricted Period" means the distribution compliance period as defined in Regulation S.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  SECTION 102. Other Definitions.


                                                                              Defined
                  Term                                                       in Section
                  ----                                                       ----------
                  "Clearstream"...........................................      201

                  "Euroclear".............................................      201

                  "Global Additional Note" or "Global Additional Notes"...      201

                  "Regulation S Global Additional Note"...................      201

                  "Restricted Global  Additional Note"....................      201

                  "Rule 144A".............................................      201


                  SECTION 103. Terms Defined in the Original Indenture.

                  Terms and expressions defined in the Original Global Note or the Original Indenture shall have the same meaning when used in this First Supplemental Indenture unless otherwise defined herein or unless the context otherwise requires.

                  SECTION 104. Provisions of the Original Indenture.

                  (a) The provisions of the Original Indenture shall apply to the Additional Notes and Additional Guarantee and any certificated Additional Notes and Additional Guarantee in definitive form issued in exchange therefor in the exact same manner as they apply to the Initial Notes and Guarantee and any certificated Initial Notes and Guarantee in definitive form issued in exchange therefor, respectively.

                  (b) All references in the Original Indenture to "Notes" shall be deemed to include the Initial Notes, Guarantee, the Additional Notes and the Additional Guarantee, and any certificated Initial Notes and Guarantee or Additional Notes and Additional Guarantee in definitive form issued in exchange therefor, respectively.

                  SECTION 105. Effect of First Supplemental Indenture.

                  (a) This First Supplemental Indenture is a supplemental agreement within the meaning of Sections 301 and 901 of the Original Indenture, and the Original Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Additional Notes and Additional Guarantee, in the same manner as if the provisions of the Original Indenture and this First Supplemental Indenture were contained in the same instrument.

                  (b) In all other respects, the Original Indenture is confirmed by the parties as supplemented by the terms of this First Supplemental Indenture.

                  SECTION 106. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 107. Successors and Assigns.

                  All covenants and agreements in this First Supplemental Indenture by the Company, the Guarantor, the Trustee and the Holders shall bind their respective successors and assigns, whether so expressed or not.

                  SECTION 108. Severability Clause.

                  In case any provision in this First Supplemental Indenture or in the Additional Notes or Additional Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 109. Benefits of First Supplemental Indenture.

                  Nothing in this First Supplemental Indenture or in the Additional Notes or Additional Guarantee, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION 110. Governing Law.

                  This First Supplemental Indenture, the Additional Notes and the Additional Guarantee shall be governed by and construed in accordance with the laws of the State of New York. Upon the issuance of the Exchange Additional Notes or the effectiveness of the Shelf Registration Statement, this First Supplemental Indenture, together with the Original Indenture, shall be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 111. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

                   By the execution and delivery of this First Supplemental Indenture, each of the Company and the Guarantor (i) irrevocably designates and appoints Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York, 10036-7798 or its successors as the Company's and the Guarantor's authorized agent, respectively, upon which process may be served in any suit or proceeding arising out of or relating to the Additional Notes, the Additional Guarantee or this First Supplemental Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that Kronish Lieb Weiner & Hellman LLP or its successors has accepted such designation, (ii) submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Kronish Lieb Weiner & Hellman LLP or its successors and written notice of said service to the Company or the Guarantor, as the case may be (mailed or delivered to their respective Vice Presidents and Secretaries at their respective principal offices in Montreal, Canada), shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit or proceeding. The Company and the Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Kronish Lieb Weiner & Hellman LLP in full force and effect so long as any of the Notes shall be outstanding.

                  To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either of them or their respective property, the Company and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

                                  ARTICLE TWO

                                   NOTE FORMS

                  SECTION 201. Forms Generally.

                  The Additional Notes, the Additional Guarantee and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Additional Notes or Additional Guarantee, as evidenced by their execution of the Additional Notes or Additional Guarantee, respectively. Any portion of the text of any Additional Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Additional Note.

                  The definitive Additional Notes and Additional Guarantee shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Company and the Guarantor executing such Additional Notes and Additional Guarantee, respectively, as evidenced by their execution of such Additional Notes or Additional Guarantee.

                  The Additional Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated March 7, 2003, between the Company, the Guarantor and Goldman, Sachs & Co.

                  Initial Additional Notes offered and sold to "qualified institutional buyers" (as defined in Rule 144A ("Rule 144A") under the Securities Act) in reliance on Rule 144A shall be issued initially in the form of a permanent global Additional Note in definitive, fully registered form without interest coupons substantially in the form set forth in this Article (the "Restricted Global Additional Note"), deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Global Additional Note will be registered in the name of a nominee of the Depositary and deposited with the Trustee on behalf of the purchasers thereof. The aggregate principal amount of the Restricted Additional Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Additional Notes offered and sold in reliance on Regulation S shall be issued in the form of a permanent global Additional Note in definitive, fully registered form without interest coupons substantially in the form set forth in this Article (the "Regulation S Global Additional Note" and, together with the Restricted Global Additional Note, the "Global Additional Notes" or each individually, a "Global Additional Note"), deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Additional Note will be registered in the name of a nominee of the Depositary and deposited with the Trustee on behalf of the purchasers thereof, and, if any such purchaser so elects, for the account of the Euroclear System ("Euroclear") or Clearstream Banking societe anonyme ("Clearstream"). The aggregate principal amount of the Regulation S Global Additional Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  SECTION 202. Restrictive Legend and Form of Additional Notes and Additional Guarantee.

                  (1) Unless and until (i) an Initial Additional Note is sold under an effective Registration Statement or (ii) an Initial Additional Note is exchanged for an Exchange Additional Note in connection with an effective Registration Statement, in each case as provided for in the Registration Rights Agreement, the Restricted Global Additional Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                  (2) The face of the Additional Notes are to be substantially in the following form:

TEMBEC INDUSTRIES INC.

8.625% Senior Note due June 30, 2009

Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by TEMBEC INC.

CUSIP No. ______________

No. __________                                               U.S.$_____________

                  TEMBEC INDUSTRIES INC., continued under the Canada Business Corporations Act (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________ or registered assigns, the principal sum of ____________________ U.S. Dollars on June 30, 2009, at the office or agency of the Company referred to below, and to pay interest thereon on June 30, 2003 and semiannually thereafter, on June 30 and December 30 in each year, from December 30, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8.625% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

                  [The Holder of this Note is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of March 14, 2003, between the Company, the Guarantor and Goldman, Sachs & Co. (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, in each event of a Registration Default (as defined in the Registration Rights Agreement), for so long as a Registration Default has occurred and is continuing (a "Registration Default Period"), then, as liquidated damages for such Registration Default, special interest, in addition to the interest set forth in the immediately preceding paragraph, shall accrue on all Registrable Securities (as defined in the Registration Rights Agreement) at a per annum rate of 0.5% for the first 90 days of such Registration Default Period, and at a per annum rate of 1% thereafter for the remaining portion of the Registration Default Period.]*

--------
* Include only for Initial Additional Notes.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  Payment of the principal of, premium, if any, and interest on the Notes, and any Additional Amounts that may be payable with respect to the Notes pursuant to this Indenture, when and as the same become due and payable (whether at Stated Maturity or purchase upon a Change of Control Triggering Event, and whether acceleration, a Change of Control Triggering Event, call for redemption or otherwise), is irrevocably and unconditionally guaranteed on a senior unsecured basis by the Guarantor.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                  Dated:                           TEMBEC INDUSTRIES INC.


                                                   By: ________________________
                                                       Name:
                                                       Title:
Attest:

-------------------------------
Name:
Title:



                  (3) The reverse of the Additional Notes are to be substantially in the following form:

                  This Note is one of a duly authorized issue of securities of the Company designated as its 8.625% Senior Notes due June 30, 2009 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to U.S.$450,000,000 (of which U.S.$250,000,000 was issued, authenticated and delivered on April 6, 1999 and U.S.$100,000,000 was issued, authenticated and delivered as at the date hereof), issued under an indenture dated April 6, 1999, as supplemented by a first supplemental indenture dated March 14, 2003 (herein called the "Indenture") among the Company, the Guarantor named therein, HSBC Bank USA, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes, and of the terms upon which the Notes and the Guarantee are, and are to be, authenticated and delivered.

                  The Notes are subject to redemption upon not less than 30 nor more than 60 days notice, at any time on or after June 30, 2004, as a whole or in part, at the election of the Company, at a redemption price (the "Redemption Price") equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning on June 30 of the years indicated:

                                                      Redemption
                 Year                                 Price
                 ----                                 -----
                 2004..............................   104.313%
                 2005..............................   102.875%
                 2006..............................   101.438%
                 2007 and thereafter...............   100.000%


together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

                  Within 30 days of the occurrence of a Change of Control Triggering Event, either the Company or the Guarantor will be required to make an Offer to Purchase, subject to certain limitations provided in the Indenture, at a Purchase Price in cash in an amount equal to 101% of the principal amount of this Note plus accrued and unpaid interest.

                  The Notes are also subject to redemption as a whole, but not in part, at the option of the Company at any time, at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Redemption Date, if the Company or the Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after March 30, 1999.

                  The Notes and the Exchange Additional Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor on this Note and
(b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company and the Guarantor with certain conditions set forth therein.

                  As provided for in the Indenture, the Company may, subject to certain limitations, from time to time, without notice to or the consent of the Holders, create and issue Additional Notes so that such Additional Notes shall be consolidated and form a single series with the Notes initially issued by the Company and shall have the same terms as to status, redemption or otherwise as the Notes originally issued up to an aggregate principal amount of U.S.$450,000,000. Any Additional Notes shall be issued with the benefit of a further indenture supplemental to the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Notes or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for the Notes is not appointed by the Company within ninety days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of the Notes, will authenticate and deliver Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global security registered in the name of a nominee of DTC representing the Notes (the "Global Note"), in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note and that the provisions of this paragraph shall no longer apply to the Notes. In such event, the Company will execute and the Trustee, upon receipt of a Company Order evidencing such determination, will authenticate and deliver Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note representing the Notes in exchange for such Global Note. Upon the exchange of the Global Note for Notes in definitive registered form without coupons, and authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered from issued in exchange for the Global Note pursuant to the provisions of the Company Order shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose name such Notes are so registered, but without any liability on the part of the Company or the Trustee for the accuracy of the Depository's instructions. Except to the extent otherwise provided herein, the provisions of Section 304 of the Indenture shall apply to an exchange of a Global Note contemplated by this paragraph.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to the time of due presentment of this Note for registration of transfer, the Company, the Guarantor and the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  (4) The Global Additional Note evidencing the Additional Notes shall bear a legend substantially to the following effect:

                  "THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO TEMBEC INDUSTRIES INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (5) The Global Additional Note evidencing the Additional Notes shall also bear a legend substantially to the following effect:

                  "UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, ANY HOLDER OF THE NOTES EVIDENCED BY THIS GLOBAL NOTE WHO IS RESIDENT IN CANADA SHALL NOT TRADE SUCH NOTES BEFORE THE DATE WHICH IS TWELVE MONTHS FROM THE DATE OF ISSUANCE HEREOF."

                  (6) The Guarantor by its execution of this First Supplemental Indenture hereby agrees with each Holder of an Additional Note and with the Trustee on behalf of each such Holder, to be unconditionally and irrevocably bound by the terms and provisions of the Additional Guarantee set forth below.

                  The Additional Guarantee to be endorsed on the Notes shall, subject to Section 201, be in substantially the form set forth below:

                                    GUARANTEE
                                       OF
                                   TEMBEC INC.

                  For value received, Tembec Inc., a corporation incorporated pursuant to the Companies Act (Quebec), having its principal executive offices at 800 Rene-Levesque Boulevard West, Montreal, Quebec H3B 1X9 (herein called the "Guarantor", which term includes any successor Person under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on each Note, and any Additional Amounts that may be payable with respect to the Notes, when and as the same shall become due and payable, whether at Stated Maturity or Purchase upon a Change of Control Triggering Event, and whether by declaration of acceleration, a Change of Control Triggering Event, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and the Indenture.

                  The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or the Indenture, any failure to enforce the provisions of any such Note or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by any Holder or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of the Company or a surety or guarantor.

                  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guaranteed Obligations will not be discharged as to any such Note except by payment in full of such Guaranteed Obligations and as provided in the Indenture.

                  The Guarantor shall be subrogated to all rights of the Holders of the Notes pursuant to the Guarantee against the Company in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon such right of subrogation until the principal of (and premium, if any) and interest on all Notes issued hereunder shall have been paid in full to the Holders entitled thereto.

                  No reference herein to the Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, the Note upon which this Guarantee is endorsed.

                  Reference is made to the Indenture for further provisions with respect to the Guarantee.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Note shall has been manually executed by or on behalf of the Trustee under the Indenture.

                  All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  In the event of any inconsistency between the terms set forth in this Guarantee and the terms of the Indenture, the terms of the Indenture shall govern.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  Dated:

                                   TEMBEC INC.


                                   By
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   By
                                      -----------------------------------------
                                      Name:
                                      Title:



                  SECTION 203. Form of Trustee's Certificates of Authentication.

                  The Trustee's certificates of authentication shall be in substantially the following form:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                       HSBC BANK USA, as Trustee

                                       By_________________________________
                                           Authorized Officer

                                 ARTICLE THREE

                                    THE NOTES

                  SECTION 301. Title and Terms.

                  The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is limited to U.S.$450,00,000 (of which U.S.$250,000,000 was issued, authenticated and delivered on April 6, 1999 and U.S.$100,000,000 shall be issued, authenticated and delivered the date hereof), except for Additional Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Additional Notes pursuant to the Indenture.

                  The Additional Notes shall be known and designated as the "8.625% Senior Notes due June 30, 2009" of the Company. The Additional Notes shall mature June 30, 2009 and they shall bear interest at the rate of 8.625% per annum from December 30, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 30, 2003 and semiannually thereafter on June 30 and December 30 in each year and at Maturity, until the principal thereof is paid or duly provided for.

                  The principal of, premium, if any, and interest on the Additional Notes shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                  The Notes shall be redeemable as provided in Article Eleven of the Original Indenture.

                  All references in this First Supplemental Indenture to principal of, premium and interest in respect of Additional Notes shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in Section 1008 of the Original Indenture.

                  Additional 8.625% Senior Notes due June 30, 2009 ranking pari passu with the Notes may be created and issued from time to time by the Company without notice or consent to the Holders and shall be consolidated with and form a single series with the Initial Notes and the Additional Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such Notes, provided that, the aggregate principal amount of Notes, together with any additional 8.625% Senior Notes due June 30, 2009, issued shall be no more than U.S.$450,000,000; and provided further that, the Company's ability to issue additional 8.625% Senior Notes due June 30, 2009 shall be subject to the Company's compliance with Section 1011 of the Original Indenture. Any additional 8.625% Senior Notes due June 30, 2009 shall be issued with the benefit of an indenture supplemental to the Indenture.

                  SECTION 302. Exchange.

                  At the option of the Holder, Additional Notes may be exchanged for other Additional Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Additional Notes to be exchanged at the Corporate Trust Office. Whenever any Additional Notes are so surrendered for exchange (including an exchange of Initial Additional Notes for Exchange Additional Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Additional Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Additional Notes for Exchange Additional Notes shall occur until an Exchange Registration Statement shall have been declared effective by the Commission and the Initial Additional Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee. The Company shall give prompt written notice to the Trustee of the effectiveness of the Exchange Registration Statement and shall promptly make available to the Trustee a new Global Additional Note for the Exchange Additional Notes.

                  SECTION 303. Book-Entry Provisions for Global Additional
Notes.

                  (a) The Global Additional Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, (iii) bear the Global Additional Note legends set forth in Section 202(4) and (iv) if a Restricted Global Additional Note, bear the Private Placement Legend.

                  The Depositary or its nominee shall be the Holder of the Global Additional Notes, and owners of beneficial interests in the Additional Notes represented by the Global Additional Notes shall hold such interests pursuant to the Applicable Procedures. Any such owner's beneficial ownership of any such Additional Notes will be shown only on, and the transfer of such ownership interest shall be effected only through, records maintained by the Depositary or its nominee. Investors in the Regulation S Global Additional Note may hold their interests in the Regulation S Global Additional Note through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors in the Regulation S Global Additional Note may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the Depositary's system. Euroclear and Clearstream will hold interests in the Regulation S Global Additional Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which, in turn, will hold such interests in the Regulation S Global Additional Note in customers' securities accounts in the depositories' names on the books of the Depositary. All interests in a Global Additional Note, including those held through Euroclear or Clearstream, should be subject to the Applicable Procedures.

                  (b) Transfers of any Global Additional Note shall be limited to transfers of such Global Additional Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in any Global Additional Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of this Section 303. Unless (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for a Global Additional Note or ceases to be a "Clearing Agency" registered under the Exchange Act or announces an intention permanently to cease business or does in fact do so and a successor Depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing with respect to a Global Additional Note or (iii) in the case of a Global Additional Note held for the account of Euroclear or Clearstream, Euroclear or Clearstream, as the case may be, is closed for business for 14 continuous Business Days or announces an intention to cease or permanently ceases business, owners of beneficial interests in a Global Additional Note will not be entitled to have any portions of such Global Additional Note registered in their names, will not receive or be entitled to receive physical delivery of Additional Notes in definitive form and will not be considered the owners or holders of the Global Additional Note.

                  (c) Additional Notes issued in exchange for a Global Additional Note or any portion thereof pursuant to the last sentence of subsection (b) of this Section shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Additional Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Additional Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Additional Note to be exchanged in part, either such Global Additional Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Additional Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Additional Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. In the event of the occurrence of any of the events specified in the last sentence of subsection (b) of this Section 303, the Company will promptly make available to the Trustee a reasonable supply of certificated Additional Notes in definitive form.

                  (d) Neither the Company nor the Trustee shall have at any time any responsibility or liability to any owner of any beneficial interest in any Additional Note or to any other Person for any error, omission, action or failure to act on the part of the Depositary, Euroclear or Clearstream with respect to payment, when due, to any such owner of the principal, premium, if any, and interest on the Additional Notes, proper recording of beneficial ownership of Additional Notes, proper transfers of such beneficial ownership or any notices to beneficial owners or any other matter of similar or different kind pertaining to the Additional Notes.

                  SECTION 304. Special Transfer Provisions.

                  Unless and until (i) an Initial Additional Note is sold under an effective Registration Statement, or (ii) an Initial Additional Note is exchanged for an Exchange Additional Note in connection with an effective Exchange Registration Statement, in each case pursuant to the Registration Rights Agreement, the following transfer provisions shall apply:

                  (1) Restricted Global Additional Note to Regulation S Global Additional Note. If, at any time, an owner of a beneficial interest in the Restricted Global Additional Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in the Restricted Global Additional Note to a Person who is required or permitted to take delivery thereof in the form of an interest in the Regulation S Global Additional Note, such owner shall, subject to the Applicable Procedures and any transfer restrictions under applicable law, exchange or cause the exchange of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Additional Note as provided in this Section 304(1). Upon receipt by the Trustee of (a) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Additional Note in an amount equal to the beneficial interest in the Restricted Global Additional Note to be exchanged, (b) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase, and (c) a certificate substantially in the form of Exhibit A-1 hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the Restricted Global Additional Note and to increase or cause to be increased the aggregate principal amount of the Regulation S Global Additional Note by the principal amount of the beneficial interest in the Restricted Global Additional Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Additional Note equal to the reduction in the aggregate principal amount of the Restricted Global Additional Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Additional Note that is being exchanged or transferred.

                  (2) Regulation S Global Additional Note to Restricted Global Additional Note. If, at any time, an owner of a beneficial interest in the Regulation S Global Additional Note deposited with the Depositary (or with the Trustee as custodian for the Depositary) wishes to transfer its interest in the Regulation S Global Additional Note to a Person who is required or permitted to take delivery thereof in the form of an interest in the Restricted Global Additional Note, such owner shall, subject to the Applicable Procedures and any transfer restrictions under applicable law, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Restricted Global Additional Note, as provided in this Section 304(2). Upon receipt by the Trustee of (a) instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Additional Note equal to the beneficial interest in the Regulation S Global Additional Note to be exchanged, and (b) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the Regulation S Global Additional Note and to increase or cause to be increased the aggregate principal amount of the Restricted Global Additional Note by the principal amount of the beneficial interest in the Regulation S Global Additional Note to be exchanged, and the Trustee, as Security Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Additional Note equal to the reduction in the aggregate principal amount of the Regulation S Global Additional Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Additional Note that is being transferred.

                  (3) Restricted Global Additional Note to Original Global Note After Two Years. If the holder of a beneficial interest in the Restricted Global Additional Note wishes at any time after March 14, 2005 to (A) transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Original Global Note or (B) to exchange such interest for a beneficial interest in the Original Global Note, such transfer or exchange may be effected, subject to the Applicable Procedures, only in accordance with this
         Section 304(3). Upon receipt by the Trustee of (a) in the case of a transfer or exchange of an interest in the Restricted Global Additional Note, instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a beneficial interest in the Original Global Note in an amount equal to the beneficial interest in the Restricted Global Additional Note to be so transferred or exchanged, (b) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such beneficial interest and (c) a certificate substantially in the form of Exhibit A-2 hereto given by the holder of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Additional Note, and to increase the principal amount of the Original Global Note, by the principal amount of the beneficial interest in the Restricted Global Additional Note to be so transferred or exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Original Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Additional Note was reduced upon such transfer or exchange.

                  (4) Regulation S Global Additional Note to Original Global Note. After the expiration of the Restricted Period, if a holder of a beneficial interest in the Regulation S Global Additional Note deposited with Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in the Regulation S Global Additional Note for an interest in the Original Global Note or to a person who wants to take delivery thereof in the form of an interest in the Original Global Note, such owner shall, subject to the Applicable Procedures and to obtaining any approvals or decisions required under any applicable law, exchange or cause the exchange of such beneficial interest for an equivalent beneficial interest in the Original Global Note as provided in this paragraph. Upon receipt by the Trustee of (a) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a beneficial interest in the Original Global Note in an amount equal to the beneficial interest in the Regulation S Global Additional Note to be so transferred or exchanged and (b) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such beneficial interest, the Trustee, as registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Additional Note, and to increase the principal amount of the Original Global Note, by the principal amount of the beneficial interest in the Regulation S Global Additional Note to be so transferred or exchanged, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Original Global Note having a principal amount equal to the amount by which the principal amount of the Regulation S Global Additional Note was reduced upon such transfer or exchange.

                  (5) Restricted Global Additional Note to Original Global Note After Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with
         Section 303 of the Original Indenture, the Trustee shall authenticate one or more Original Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly.

                  (6) General. By its acceptance of any Additional Note bearing the Private Placement Legend, each Holder of and each owner of a beneficial interest in such an Additional Note acknowledges the restrictions on transfer of such Additional Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Additional Note only as provided in this Indenture. The Trustee shall have no duty or liability with respect to any Holder's or beneficial owner's compliance with the Private Placement Legend or this
         Section 304.

                  The Security Registrar shall retain, in accordance with its reasonable customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 304. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                                  ARTICLE FOUR

                           TEMBEC ADDITIONAL GUARANTEE

                  SECTION 401. Guarantee.

                  Subject to the provisions of this Article, the Guarantor hereby irrevocably and unconditionally guarantees, on a senior basis to each Holder and to the Trustee, for their benefit and the benefit of the Holders, (i) the due and punctual payment of the principal of, premium, if any, and interest on each Additional Note, and any Additional Amounts that may be payable with respect to the Additional Notes, when and as the same shall become due and payable, whether at Stated Maturity or Purchase upon a Change of Control Triggering Event, and whether by declaration of acceleration, a Change of Control Triggering Event, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Additional Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Additional Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Additional Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity or Purchase upon a Change of Control Triggering Event, and whether by declaration of acceleration, a Change of Control Triggering Event, call for redemption or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations").

                  Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Holders or the Trustee under the Additional Notes and the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Additional Note or this First Supplemental Indenture, any failure to enforce the provisions of any such Additional Note or this First Supplemental Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by any Holder or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of the Company or a surety or guarantor.

                  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, Protest or notice with respect to any such Additional Note or the Indebtedness evidenced thereby and all demands whatsoever (except as specified above), and covenants that the Guaranteed Obligations will not be discharged as to any such Additional Note except by payment in full of such Guaranteed Obligations and as provided in Sections 401, 1202 and 1305 of the Original Indenture.

                  The Guarantor further agrees that, as between the Guarantor and the Holders, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five of the Original Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Company or in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Five of the Original Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company.

                  The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this First Supplemental Indenture, or any other document or instrument relating thereto including, without limitation, any right of reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights. The Guarantor shall be subrogated to all rights of the Holders of the Additional Notes pursuant to the Guarantee against the Company in respect of any amounts paid by the Guarantor on account of such Additional Note pursuant to the provisions of this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon such right of subrogation until the principal of (and premium, if any) and interest on all Additional Notes issued hereunder shall have been paid in full to the Holders entitled thereto. If any amount shall be paid to the Guarantor in violation of this paragraph and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Additional Notes and that the waiver set forth in this Section 401 is knowingly made in contemplation of such benefits.

                  SECTION 402. Obligations of the Company Unconditional.

                  Nothing contained in this Article, elsewhere in this First Supplemental Indenture or in any Additional Note is intended to or shall impair, as between the Guarantor and the Holders, the obligation of the Guarantor which obligations are independent of the obligations of the Company under the Additional Notes and this First Supplemental Indenture and are absolute and unconditional, to pay to the Holders the Guaranteed Obligations as and when the same shall become due and payable in accordance with the provisions of this First Supplemental Indenture, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this First Supplemental Indenture. Each payment to be made by the Guarantor hereunder in respect of the Additional Notes shall be payable in U.S. dollars.

                  SECTION 403. Ranking of Guarantee.

                  The Guarantor covenants and agrees, and each Holder of an Additional Note by his acceptance thereof likewise covenants and agrees, that the Guarantee will be an unsecured senior obligation of the Guarantor ranking pari passu in right of payment with all other existing and future Senior Debt of the Company and senior in right of payment to any future Debt of the Guarantor that is expressly subordinated to Senior Debt of the Company. The Guarantee, however, will be effectively subordinated to secured Senior Debt of the Company with respect to any assets of the Guarantor securing such Debt.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  SECTION 501. The Trustee.

                  The Trustee shall not be responsible in any manner whatsoever for, or in respect of, the validity or sufficiency of this First Supplemental Indenture or for, or in respect of, the recitals contained herein, all of which are made solely by the Company and the Guarantor.

                                    * * * * *

                  This First Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this First Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                TEMBEC INDUSTRIES INC.



                                By: (s) Michel Dumas
                                     --------------------------------------
                                     Name:    Michel Dumas
                                     Title:   Executive Vice President, Finance
                                              and Chief Financial Officer




                                HSBC BANK USA, as Trustee




                                By: (s) Frank J. Godino
                                    -------------------------------------------
                                    Name:    Frank J. Godino
                                    Title:   Vice President



                               TEMBEC INC.



                               By: (s) Michel Dumas
                                   --------------------------------------------
                                   Name:    Michel Dumas
                                   Title:   Executive Vice President, Finance
                                            and Chief Financial Officer

                                                                    EXHIBIT A-1


              [FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                 TRANSFER FROM RESTRICTED GLOBAL ADDITIONAL NOTE
                     TO REGULATION S GLOBAL ADDITIONAL NOTE]


HSBC BANK USA
452 Fifth Avenue
New York, New York  10018

                  Re: 8.625% Senior Additional Notes due June 30, 2009 of Tembec Industries Inc.

                  Reference is hereby made to the indenture, dated as of April 6, 1999, as supplemented by a first supplemental indenture dated March 14, 2003, among Tembec Industries Inc., as issuer (the "Company"), Tembec Inc. (the "Guarantor") and HSBC Bank USA, as trustee (the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $_____________ principal amount of Additional Notes which are evidenced by the Restricted Global Additional Note (CUSIP No. 87971K AF 4) and held with the Depositary in the name of ____________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Additional Notes to a Person who will take delivery thereof in the form of an equal principal amount of Additional Notes evidenced by the Regulation S Global Additional Note (CUSIP No. U87990 AB 0).

                  In connection with such request and in respect of such Additional Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Regulation S Additional Notes and pursuant to and in accordance with Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (A) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                  (1) the offer of the Additional Notes was not made to a Person in the United States;

                  (2) either:

                      (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                      (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;


                                     A-1-1

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (B) if the transfer has been effected pursuant to Rule 144, the Additional Notes have been transferred in a transaction permitted by Rule 144 under the Securities Act.

                  Upon giving effect to this request to exchange a beneficial interest in such Restricted Global Additional Note for a beneficial interest in the Regulation S Global Additional Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to the Regulation S Global Additional Note, if any, pursuant to the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                       [Insert Name of Transferor]


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


Dated:  ____________, ____



                                     A-1-2

                                                                    EXHIBIT A-2

[FORM OF CERTIFICATE FOR TRANSFER OR EXCHANGE AFTER TWO YEARS]

HSBC BANK USA
452 Fifth Avenue
New York, New York  10018

                  Re: 8.625% Senior Additional Notes due June 30, 2009 of Tembec Industries Inc.

                  Reference is hereby made to the indenture, dated as of April 6, 1999, as supplemented by a first supplemental indenture dated March 14, 2003, among Tembec Industries Inc., as issuer (the "Company"), Tembec Inc. (the "Guarantor") and HSBC Bank USA, as trustee (the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  [For transfers: This letter relates to $____________ principal amount of Additional Notes which are evidenced by the Restricted Global Additional Notes (CUSIP No. 87971 K AF 4) and held with the Depositary in the name of ______________________ [and held for the benefit of _________________]
(the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Additional Notes be transferred to a Person that will take delivery thereof in the form of an equal principal amount of Additional Notes evidenced by the Original Global Note (CUSIP No. 87971 K AA5).

                  In connection with such request and in respect of such Additional Notes, the Beneficial Owner does hereby certify that upon such transfer, (a) a period of at least two years will have elapsed since March 14, 2003, (b) the Beneficial Owner during the three months preceding the date of such transfer was not an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it was not acting on behalf of such an affiliate and (c) such Person to whom such transfer is being made is not an "affiliate" of the Company.]

                  [For exchanges: This letter relates to $_______________ principal amount of Additional Notes that are evidenced by the Restricted Global Additional Note (CUSIP 87971 K AF 4) and held with the Depositary in the name of [ ] [and held for the benefit of ] (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Additional Notes be exchanged for a beneficial interest in an equal principal amount of Additional Notes evidenced by the Original Global Note (CUSIP No. 87971 K AA5).

                  In connection with such request and in respect of such Notes, the Beneficial Owner does hereby certify that, upon such exchange, (a) it will be the beneficial owner of such Notes, (b) a period of at least two years will have elapsed since March 14, 2003 and (c) the Beneficial Owner will not be, and during the three months preceding the date of such exchange will not have been, an "affiliate" of the Company (as defined in Rule 144 under the Securities Act), and it is not acting on behalf of such an affiliate.]


                                     A-1-3

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:                                [Insert Name of Beneficial Owner]

                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:  ____________, ____




                                     A-1-4